Exhibit 3.1

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
of
SOVEREIGN BANCORP, INC.

1.         Name.  The name of the corporation is Sovereign Bancorp, Inc.

2.         Text of Amendment.  The text of the amendment adopted is as follows:

A. Article 1 of the Articles of Incorporation shall be deleted and, in lieu thereof, a new Article 1 substituted that changes the name of the corporation as follows:

                        1. The name of the corporation is Santander Holdings USA, Inc.

3.         Approval.  The amendment was adopted on January 20, 2010.

4.         Shareholder Action.  The amendment was approved by the written consent of the sole shareholder of the corporation dated February 1, 2010.

Dated: February 1, 2010

[Signature on Next Page]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment  to be executed by its duly authorized officer.

                                                                                    SOVEREIGN BANCORP, INC.

                                                                                    By: /s/ Richard Toomey

                                                                                    Name:  Richard Toomey

                                                                                    Title:     Executive Vice President